EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Dollar Tree Stores, Inc.:

We consent to the incorporation by reference in registration statements Nos. 33-92812, 33-92814, 33-92816, 333-38735, 333-61139, 333-41248, 333-106866, 333-106883 and 333-117337 on Form S-8 of Dollar Tree Stores, Inc. of our report dated April 12, 2005, with respect to the consolidated balance sheets of Dollar Tree Stores, Inc. and subsidiaries (the Company) as of January 29, 2005 and January 31, 2004, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years ended January 29, 2005 and January 31, 2004, the one-month period ended February 1, 2003 and the year ended December 31, 2002, which report appears in the January 29, 2005 annual report on Form 10-K of Dollar Tree Stores, Inc.

Effective January 1, 2003, the Company implemented the provisions of Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, as described in Note 12.

/s/ KPMG LLP

Norfolk, Virginia

April 14, 2005

62